Exhibit 99.1

LUMINEX CORPORATION ANNOUNCES PRICING OF OFFERING OF $260 MILLION OF 3.00% CONVERTIBLE SENIOR NOTES DUE 2025

AUSTIN, TX – May 8, 2020 — Luminex Corporation (NASDAQ: LMNX) (“Luminex”) announced today the pricing of its offering of $260,000,000 aggregate principal amount of 3.00% Convertible Senior Notes due 2025 (the “Convertible Notes”) in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The delivery of the Convertible Notes to investors in book-entry form is expected to be made on May 13, 2020, and is expected to result in approximately $218.3 million in net proceeds to Luminex after deducting estimated placement agent’s fees, the net cost of the bond hedge and warrant transactions discussed below, and estimated offering expenses payable by Luminex.

The Convertible Notes will be general unsecured obligations of Luminex and interest will be paid semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2020. The Convertible Notes will mature on May 15, 2025, unless earlier repurchased, redeemed or converted. Prior to the close of business on the business day immediately preceding November 15, 2024, the Convertible Notes will be convertible at the option of holders only upon the satisfaction of certain conditions and during certain periods. On or after November 15, 2024 until close of business on the second scheduled trading day preceding maturity, the Convertible Notes will be convertible at the option of the holders at any time regardless of these conditions. Conversions of Convertible Notes will be settled in cash, shares of Luminex’s common stock or a combination thereof, at Luminex’s election. The Convertible Notes will not be redeemable prior to maturity.

The initial conversion rate is 22.8918 shares of common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $43.68 per share of Luminex’s common stock). The conversion rate and the corresponding conversion price will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest.

If Luminex undergoes a fundamental change (as defined in the indenture governing the Convertible Notes), holders may require Luminex to purchase for cash all or part of their Convertible Notes at a purchase price equal to 100% of the principal amount of the Convertible Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. In addition, if certain make-whole fundamental changes occur, Luminex will, in certain circumstances, increase the conversion rate for any Convertible Notes converted in connection with such make-whole fundamental change.

In addition, in connection with the pricing of the Convertible Notes, Luminex entered into privately negotiated convertible note hedge transactions and warrant transactions with certain dealers (the “Option Counterparties”). The convertible note hedge transactions are expected generally to reduce the potential dilution to Luminex’s common stock upon any conversion of Convertible Notes and/or offset any cash payments Luminex is required to make in excess of the principal amount of converted Convertible Notes, as the case may be, in each case upon conversion of the Convertible Notes. The warrant transactions could separately have a dilutive effect to the extent that the market price per share of Luminex’s common stock exceeds the applicable strike price of the warrants. However, subject to certain conditions, Luminex may elect to settle all or a portion of the warrants in cash. The strike price of the warrant transactions will initially be approximately $69.89 per share, which represents a premium of approximately 80% over the last reported sale price of Luminex’s common stock on May 7, 2020, and is subject to certain adjustments under the terms of the warrant transactions.

Luminex expects that in connection with establishing their initial hedges of these transactions, the Option Counterparties and/or their respective affiliates will enter into various derivative transactions with respect to Luminex’s common stock and/or purchase Luminex’s common stock in secondary market transactions concurrently with, or shortly after, the pricing of the Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of Luminex’s common stock or the Convertible Notes at that time. In addition, Luminex expects that the Option Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Luminex’s common stock and/or purchasing or selling Luminex’s common stock or other securities of Luminex in secondary market transactions following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes (and are likely to do so following conversion of the Convertible Notes or during any observation period related to a conversion of Convertible Notes). These activities could also cause or avoid an increase or a decrease in the market price of Luminex’s common stock or the Convertible Notes, which could affect the ability of holders of Convertible notes to convert the Convertible Notes and, to the extent the activities occur following conversion or during any observation period related to a conversion of the Convertible Notes, could affect the amount of cash and/or the number and value of shares of Luminex’s common stock that holders will receive upon conversion of the Convertible Notes.

Luminex intends to use approximately $34.7 million of the net proceeds from the private placement to pay the net cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to Luminex from the warrant transactions). Luminex intends to use the remaining net proceeds of the offering for working capital and other general corporate purposes.

The private placement is only being made pursuant to Section 4(a)(2) under the Securities Act to purchasers that are both “institutional accredited investors” (as defined in Rule 501 promulgated under the Securities Act) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act). Neither the Convertible Notes nor any shares of Luminex’s common stock issuable upon conversion of the Convertible Notes have been or are expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

This press release contains forward-looking statements relating to the offering of Convertible Notes and the convertible note hedge and warrant transactions, as well as other statements that refer to future plans and expectations including, but are not limited to, statements regarding the actual terms of the Convertible Notes and the convertible note hedge and warrant transactions, the completion, timing and size of the proposed private placement of the Convertible Notes and convertible note hedge and warrant transactions, and the anticipated use of proceeds from the private placement of the Convertible Notes. Such statements involve a number of risks and uncertainties. Words such as “expect,” “believe,” “quickly,” “will,” “expected,” “designed,” “can” and variations of such words and similar expressions are intended to identify forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, and anticipated trends in our businesses or the markets relevant to them, also identify forward-looking statements. Such statements are based on management’s expectations as of the date they were first made and, except as required by law, Luminex disclaims any obligation to update these statements to reflect future events or circumstances. Forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from the company’s expectations include changes in market conditions, supply constraints and other disruptions including uncertainties related to the COVID-19 pandemic, which may disrupt Luminex’s business and that of the third parties on which it depends, changes in capital requirements, and other factors set forth in Luminex’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC and available at Luminex’s website at www.luminexcorp.com and the SEC’s website at sec.gov.

Contacts:

Investor Contact:	Media Contact:
Harriss Currie	Michele Parisi
Sr. Vice President of Finance and CFO	Bioscribe
hcurrie@luminexcorp.com	mparisi@bioscribe.com
512-219-8020	925-864-5028